CHANGES IN TERMS AGREEMENT


PRINCIPAL        LOAN DATE      MATURITY       LOAN NO
$1,050,000.00    12-17-1998     11-31-1999     12348

CALL      COLLATERAL     ACCOUNT        OFFICER        INITIALS
510           07          13505            12             RH

Borrower:  Hadron, Inc.; ET.AL.  Lender: Century National Bank
           4900 Seminary Road,           Tysons Corner
           Suite 800                     8251 Greensboro Drive
           Alexandria, VA 22311          McLean, VA 22102

                        IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH
CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR
AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT
ANY FURTHER NOTICE.


Principal Amount: $1,050,000.00
Date of Agreement: December 17, 1998

DESCRIPTION OF EXISTING INDEBTEDNESS. All of the indebtedness evidenced by that certain PROMISSORY NOTE dated June 25, 1997 from HADRON, INC. and SYCOM SERVICES, INC. and ENGINEERING & INFORMATION SERVICES, INC. to lender, together with all modifications of and renewals, replacements and substitutions for the note of credit agreement.

DESCRIPTION OF COLLATERAL. All of the right, title and interest granted to Lender, including but not limited to those granted under the following:
(a) that certain COMMERCIAL SECURITY AGREEMENT dated June 25, 1997 from ENGINEERING & INFORMATION SERVICES, INC. to lender; (b) that certain COMMERCIAL SECURITY AGREEMENT dated June 25, 1997 from SYCOM SERVICES, INC. to lender together with a Financing Statement recorded July 1, 1997 with the Delaware Department of State, Division of Corporations bearing file #9722223 and a Financing Statement recorded with the Clerk of the Court of the City of Alexandria, Virginia bering file #47738; (c) that certain COMMERCIAL SECURITY AGREEMENT dated December 31, 1996 from HADRON, INC. to lender, together with a Financing Statement recorded January 29, 1997 with the Recorder of Deeds of the District of Columbia bearing file #970001513 and a Financing Statement recorded Janaury 15, 1997 with the Clerk of the Court of the City of Alexandria, Virginia bearing file #47097 and a Financing Statement recorded January 13, 1997 with the Virginia State Corporation Commission bearing file #9701137825 and a Financing
Statement recorded Janaury 7, 1997 with the Maryland State Department of Assessments and Taxation in Liber 3887 at Folio 1167 and bearing ID #170107380; (e) that certain COMMERICIAL SECURITY AGREEMENT Dated
June 25, 1997 from HADRON, INC. to Lender; (f) that certain COMMERICAL SECURITY AGREEMENT dated June 25, 1997 from HADRON, INC. to Lender; (g) that certain ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL dated November
13, 1991 from Martha A. Gilluly to Lender covering Policy #003009191, as acknowledged by Chubb Life Insurance Company of America on July 9, 1992; (h) that certain ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL dated
November 13, 1992; (i) that certain ASSIGNMENT OF LIFE INSURANCE POLICY
AS COLLATERAL dated December 18, 1991 from Christopher W. Gilluly to Lender covering Policy #6001582, as acknowledged by Chubb Security Corporation on September 12, 1992; and (j) that certain ASSIGNMENT OF LIFE
INSURANCE POLICY AS COLLATERAL dated December 18, 1991 from Martha A. Gilluly to Lender covering Policy #6001581, as acknowledged by Chubb
Securities Corporation on September 12, 1992.

DESCRIPTION OF CHANGE IN TERMS.
1. The prinicipal amount is hereby increased from $800,000.00 to $1,050,000.00.
2. The interest rate to be applied the unpaid balance of this agreement will be at a rate of 1.00 percentage point over the index.
3.  The maturity date is hereby extended to November 30, 1999.

PROMISE TO PAY. Hadron, Inc., promises to pay to Century National Bank ("Lender"), or order, In lawful money of the United States of America, the principal amount of One Million Fifty Thousand & 00/100 Dollars ($1,050,000.00) or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan on demand, or If no demand Is made, In one payment of all outstanding principal plus all accrued unpaid Interest on November 30, 1999. In addition, Borrower will pay regular monthly payments of accrued unpaid Interest beginning July 31, 1997, and all subsequent Interest payments are due on the last day of each month after that. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate In writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an Index which is the Wall Street Journal Prime Rate (the "Index). As used herein "Prime Rate" refers to on index listed from time to time in the WALL STREET JOURNAL listing of Money Rates a.-id shall be the higher of all such rates in effect at any one time. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as wall. The interest rate change will not occur more often than each day. The Index currently is 7.750% per annum. The Interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting in an initial rate of 8.750% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $5.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained In this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or
(b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, without notice, and then Borrower will pay that amount. Furthermore, subject to any limits under applicable law, upon default, Borrower also agrees to pay Lender's reasonable attorneys' fees equal to 15.000% of the principal balance due on the Note, and all of Lender's other collection expenses, whether or not there is a lawsuit and including without limitation legal expenses for bankruptcy proceedings. This Note shall be governed by, construed and enforced in accordance with the laws of the District of Columbia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other.

CONFESSION OF JUDGMENT. Upon a default in payment of the Indebtedness at maturity, whether by acceleration or otherwise, Borrower hereby irrevocably authorizes and empowers Arthur F.Lafionatis as Borrower's attorney-in-fact to appear in the Fairfax County clerk's officer and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, plus attorney's fees as provided in this Note, plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $12.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized as provided in this paragraph to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: Christopher W. Gilluly, Chairman and Chief Executive Officer. Advance requests on the line of credit must be in a minimum amount of $5,000.00. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; or (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation of obligations, including all agreement evidenced or secruing the obligation(s), remain unchanged and in ful force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the orginial obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.
Any maker or endorser, including accommodation makers, signing below acknowledge that this Agreement is given conditionally, based on the represenation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

LINE OF CREDIT REST PROVISION. Borrower hereby agrees to maintain the line of credit balance at a $0 (Zero dollars) principal balance for a period of 30 consecutive days at any time between December 18, 1998 and November 30, 1999.

MISCELLANEOUS PROVISIONS. This Agreement is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Agreement on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of the Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from libility. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and toake any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom thie modification is made.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND
ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.

 BORROWER:
 HADRON, INC.

 By: /S/ CHRISTOPHER W. GILLULY               -(SEAL)
     Christopher W. Gilluly,
     Chairman and Chief Executive Officer